UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 16, 2024

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CIVB	NASDAQ Capital Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On April 16, 2024, Civista Bancshares, Inc. held its Annual Meeting of shareholders. The presentation material is attached hereto as Exhibit 99.1

The information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Civista Bancshares, Inc., is a $3.9 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 43 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Leasing & Finance, a division of Civista Bank, offers commercial equipment leasing services for businesses nationwide. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibit 99.1 Annual Meeting presentation material

Exhibit 104 Cover Page Interactive File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: April 17, 2024	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller